EXHIBIT 10.13

  2003 Promissory Note to Darrell R. Wells and Related Subordination Agreement



  SUBJECT TO THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF DECEMBER 19, 2002
           FROM BORROWER AND LENDER TO NATIONAL CITY BANK OF KENTUCKY



                                 PROMISSORY NOTE


$1,000,000.00                                               Louisville, Kentucky
                                                               December 23, 2003

         FOR VALUE RECEIVED, the undersigned, CITIZENS FINANCIAL CORPORATION, a Kentucky corporation, ("Borrower"), having an address of Suite 300, The Marketplace, 12910 Shelbyville Road, Louisville, Kentucky 40243, hereby promises and agrees to pay to the order of Darrell R. Wells, ("Lender"), having an address of Suite 310, 4310 Brownsboro Road, Louisville, Kentucky 40207, the aggregate principal sum of ONE MILLION DOLLARS ($1,000,000.00), or so much thereof as may be advanced hereunder, together with interest hereon as hereinafter provided, in lawful money of the United States of America, in the manner set forth herein, on or before June 30, 2005 (the "Final Maturity Date").

         The principal of this Note shall bear interest on the unpaid balance thereof at a rate per annum equal to the greater of [i] six percent (6%) or [ii] one percent (1%) in excess of the Prime Rate at the opening of business on the date of this Note. The rate per annum shall be reset at the opening of business on the first day of each April, July, October and January hereafter (each an "Adjustment Date") so that for the calendar quarter beginning on that day the rate per annum shall equal the greater of [i] six percent (6%) or [ii] one percent (1%) in excess of the Prime Rate at the opening of business on that day. The "Prime Rate", as used in this Note, shall mean that rate of interest announced from time to time by National City Bank, Kentucky (the "Bank") to be its prime rate at its principal office in Louisville, Kentucky, it being understood and agreed that such rate shall not necessarily be the lowest rate the Bank then offers to its most creditworthy borrowers. As of the date of this Note, the Prime Rate of the Bank is four percent (4.00%), and accordingly the interest rate per annum on this Note until the first Adjustment Date shall be six percent (6%).

         All interest on this Note shall be computed daily on the basis of the actual number of days elapsed over a year assumed to consist of three hundred sixty (360) days.

         Principal of this Note shall be paid in a single payment on the Final Maturity Date. All accrued and unpaid interest shall be paid on each Adjustment Date for the preceding calendar quarter and also on the Final Maturity Date or any other date on which the principal balance of this Note is paid in full.

         The holder of this Note shall have the right to require repayment in full of this Note in whole or in part and all accrued and unpaid interest hereon by giving written notice to Borrower at the address first set forth above specifying a date for repayment that shall be not less than ninety (90) days after the date Borrower receives such notice.

         Borrower reserves the right to repay the principal of this Note in whole or in part without penalty or premium at any time; provided, however, that Borrower shall have no right to reborrow any amounts so repaid.

         Notwithstanding any other provision of this Note, the rights and obligations of Borrower and Lender hereunder to demand, pay or receive payments and prepayments of the principal hereof, interest hereon, and other sums payable hereunder are subject to the terms and conditions of a Subordination Agreement from Borrower and Lender to the Bank dated as of December 19, 2002, as it may be amended, modified or replaced from time to time. In particular, Borrower's failure to pay any installment of principal of or interest on this Note that it is not permitted to pay in order to comply with the Subordination Agreement shall not constitute a default on this Note nor shall it give rise to any obligation to pay any increased interest or late payment charges in respect of any such unpaid installment until ten (10) days after the Bank notifies Borrower that it may pay such installment.

         All payments of principal and interest and any other sums due under this Note shall be made in immediately available funds to Lender at its address set forth above in this Note or to such other person or at such other address as may be designated in writing by the holder of this Note. All payments on this Note shall be applied first to the payment of any expenses or charges payable hereunder, and next to accrued interest, and then to the principal balance hereof, or in such other order as Lender may elect in its sole discretion.

         Any payment on this Note that is overdue for more than five (5) days from its due date shall, if requested by and at the sole option of the holder of this Note, in order to compensate the holder for the inconvenience and administrative expense incident to such delinquency and not as a penalty, be increased by an amount equal to five percent (5%) of the overdue payment, unless such increase would exceed the maximum increase permitted by law, in which event the overdue payment shall be increased by such lesser increment, if any, as would not exceed the maximum increase permitted by law. The charging or collection of a late charge shall not be deemed a waiver of any of the holder's other rights and remedies hereunder, including, if applicable, the right to exercise the remedies of the holder upon a default under this Note as hereinafter provided.

         The occurrence of any one or more of the following shall constitute a default under this Note: [i] Borrower does not pay any installment of principal of, or interest on, this Note as and when due or within five (5) days thereafter; [ii] a proceeding is filed or commenced against Borrower for dissolution or liquidation that is not dismissed within sixty (60) days after filing; [iii] Borrower becomes insolvent, or a custodian, trustee, liquidator or receiver is appointed for Borrower or for any of its property, or Borrower makes an assignment for the benefit of its creditors, files a petition under bankruptcy, insolvency or debtor's relief law or for any readjustment of indebtedness, composition or extension or [iv] any such proceeding is filed against Borrower and is not dismissed within sixty (60) days).

         Whenever there is a default under this Note, the entire principal balance of and all accrued interest on this Note, shall, at the option of Lender, become forthwith due and payable, without presentment, notice, protest or demand of any kind (all of which are expressly waived by Borrower). Upon any such default, the rate of interest applicable to the entire unpaid principal balance of this Note shall, at the sole and exclusive option of the holder of this Note, be increased by four percent (4%) per annum, unless the resulting rate would exceed the maximum rate permitted by law, in which event the rate of interest shall be increased to a rate that shall not exceed such maximum rate.

         This Note is hereby expressly limited so that in no event whatsoever, whether by reason of acceleration of the maturity hereof or otherwise, shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance or retention of money loaned hereunder exceed the maximum amount permissible under applicable law. If from any circumstance the holder of this Note shall ever receive anything of value deemed by applicable law to be interest in any amount that would exceed the highest lawful rate payable hereunder, an amount equal to any excessive interest shall be applied to the reduction of the principal amount owing hereunder and not to the payment of the interest, and if the amount that would be excessive interest exceeds the principal balance then owing, such excess shall be refunded to the party paying the same.

         Failure of the holder of this Note to exercise any of its rights and remedies shall not constitute a waiver of the right to exercise the same at that or any other time. All rights and remedies of the holder for default under this Note shall be cumulative to the greatest extent permitted by law. Time shall be of the essence in the payment of all installments of interest and principal on this Note and the performance of Borrower's other obligations under this Note.

         If there is any default under this Note, and this Note is placed in the hands of an attorney for collection or is collected through any court, including any bankruptcy court, Borrower promises to pay to the holder hereof its reasonable attorneys' fees and court costs incurred in collecting or attempting to collect or securing or attempting to secure this Note or enforcing the holder's rights in any collateral securing this Note, provided the same is legally allowed by the laws of the Commonwealth of Kentucky or any state where the collateral or part thereof is situated.

         If any provision, or portion thereof, of this Note, or the application thereof to any persons or circumstances shall to any extent be invalid or unenforceable, the remainder of this Note, or the application of such provision, or portion thereof, to any other person or circumstances shall not be affected thereby, and each provision of this Note shall be valid and enforceable to the fullest extent permitted by law.

         This Note, including matters of construction, validity and performance, and the obligations arising hereunder, shall be construed in accordance with and otherwise governed in all respects by the laws of the Commonwealth of Kentucky applicable to contracts made and performed in such state and any applicable law of the United States of America.

         Borrower and any other party who may become primarily or secondarily liable for any of the obligations of Borrower hereunder hereby jointly and severally waive presentment, demand, notice of dishonor, protest, notice of protest, and diligence in collection, and further waive all exemptions to which they may now or hereafter be entitled under the laws of the Commonwealth of Kentucky or any other state or of the United States, and further agree that the holder of this Note shall have the right without notice, to deal in any way, at any time, with Borrower, or with any other party who may become primarily or secondarily liable for, or pledge any collateral as security for, any of the obligations of Borrower under this Note and to grant any extension of time for payment of this Note or any other indulgence or forbearance whatsoever, and may release any security for the payment of this Note and/or modify the terms of the any other documents securing or pertaining to this Note, without in any way affecting the liability of Borrower, or such other party who may pledge any collateral as security for, or become primarily or secondarily liable for, the obligations of Borrower hereunder and without waiving any rights the holder may have hereunder or by virtue of the laws of this state or any other state of the Unites States.

         Borrower hereby consents to the jurisdiction of any state or federal court located within the County of Jefferson, Commonwealth of Kentucky, and irrevocably agrees that, subject to Lender's sole and absolute election, any case or proceeding relating to Title 11 of the United States Code and any actions relating to the indebtedness evidenced hereby shall be litigated in such courts, and Borrower waives any objection that it may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court. Nothing contained in this paragraph shall affect the right of Lender to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction.

         LENDER AND BORROWER ACKNOWLEDGE THAT THE TIME AND EXPENSE REQUIRED FOR TRIAL BY JURY EXCEED THE TIME AND EXPENSE REQUIRED FOR A BENCH TRIAL AND HEREBY KNOWINGLY AND VOLUNTARILY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, AND AFTER HAVING CONSULTED OR HAVING HAD AMPLE OPPORTUNITY TO CONSULT THEIR RESPECTIVE LEGAL COUNSEL CONCERNING THE CONSEQUENCES OF SUCH WAIVER, TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT TO ENFORCE OR DEFEND AGAINST COLLECTION OF OR OTHERWISE IN CONNECTION WITH THIS NOTE OR ANY RELATED DOCUMENTS.

                                                  CITIZENS FINANCIAL CORPORATION


                                             By:________________________________
                                                 Brent L. Nemec
                                                 Vice President, Chief Financial
                                                 Officer and Treasurer

                             SUBORDINATION AGREEMENT


TO:      NATIONAL CITY BANK OF KENTUCKY

         101 South Fifth Street

         Louisville, Kentucky  40202



GENTLEMEN:

         NATIONAL CITY BANK OF KENTUCKY (the "Bank") is a creditor to CITIZENS FINANCIAL CORPORATION, a Kentucky corporation with an address at 12910 Shelbyville Road, Suite 300, Louisville, Kentucky 40243 ("Citizens"). DARRELL R. WELLS, an individual and a resident of Jefferson County, Kentucky, with an address at 4350 Brownsboro Road, Louisville, Kentucky 40207 ("Wells"), has requested that the Bank extend him credit so that he may in turn extend credit to Citizens, but Wells understands that the Bank is unwilling to do so unless the Bank first receives from Wells this subordination agreement (this "Agreement").

         In consideration of and as an inducement to the Bank to, at any time or from time to time at the Bank's option, make loans or extend credit upon any instrument or writing in respect of which Wells may be liable in any capacity, or to grant such renewals, extensions or modifications of any thereof as the Bank may deem advisable, it is agreed as follows:

(1)      Citizens represents and warrants as follows:
         a) The total principal indebtedness owing by Citizens to the Bank is FIVE MILLION SEVEN HUNDRED SEVENTY-NINE THOUSAND ONE HUNDRED SIXTY-SEVEN AND FIFTY HUNDREDTHS DOLLARS ($5,779,167.50). As used herein, "Bank Indebtedness" shall mean present indebtedness and any future indebtedness of Citizens to the Bank of every kind, nature and character, which may be from time to time directly or indirectly incurred, including any negotiable instruments evidencing the same, all debts, demands, monies, indebtedness, liabilities and obligations owed or to become owing including interest, principal, costs and other charges, and all claims, rights, causes of action, judgments, decrees or other obligations of any kind whatsoever.
         b) As of the date hereof, Citizens is not, and with notice or the passage of time or both would not be, in default in connection with any Bank Indebtedness or, to the knowledge of Citizens, under any other agreements between Citizens and third parties.
(2)      Each of Wells and Citizens represents and warrants as follows:
         a) Subsequent to the transaction contemplated in connection with this Agreement, the total indebtedness owing by Citizens to Wells will be an amount not to exceed FIVE MILLION DOLLARS ($5,000,000). "Wells Indebtedness" as used herein shall mean present indebtedness and any future indebtedness of Citizens to Wells of every kind, nature and character, which may be from time to time directly or indirectly incurred, including any negotiable instruments evidencing the same, all debts, demands, monies, indebtedness, liabilities and obligations owed or to become owing including principal, interest, costs and other charges, and all claims, rights, causes of action, judgments, decrees or other obligations of any kind whatsoever.
         b) At the Bank's option, either the instruments evidencing the Wells Indebtedness shall be delivered to the Bank or the face of said instruments shall be permanently marked with the following legend:

              "Subject to that certain Subordination Agreement executed by Darrell R. Wells on the /19th/ day of December, 2002, addressed to National City Bank of Kentucky" and after being so marked the said instruments shall be exhibited to the Bank.

(3)      Each of Wells and Citizens agrees with the Bank that:
         a) The Wells Indebtedness shall be and hereby is subordinated to the Bank Indebtedness and, subject to the provisions of Section 6 below, payment of the Wells Indebtedness shall be deferred until the full and final payment in cash or its equivalent of any and all of the Bank Indebtedness (including all renewals, extensions or modifications thereof), together with the Bank's costs and expenses of collection, including attorneys' fees (all of which obligations are hereinafter called the "Bank Obligations").
         b) Wells will not, without the Bank's prior written consent, assert, collect, enforce or release the Wells Indebtedness or any part thereof or realize upon or release any collateral securing the Wells Indebtedness or enforce any security agreement, real estate mortgage, lien instrument, or other encumbrance securing the Wells Indebtedness or any part thereof.
         c) Except to the extent otherwise provided in Section 6 of this Agreement, Wells will hold in trust and immediately pay to the Bank in the same form of payment received, for application upon the amount now or hereafter owing to the Bank by Citizens, any amount Citizens pays to Wells on account of the Wells Indebtedness.
         d) Wells will forthwith deliver or cause to be delivered to the Bank any collateral for the Wells Indebtedness now held by Wells or anyone on his behalf, or in the future received by him or anyone on his behalf.
         e) Wells agrees that he will not, without the Bank's prior written consent, commence, prosecute or participate in any administrative, legal or equitable action against Citizens or in any administrative, legal or equitable action that might adversely affect Citizens or its interest.


(4) If Wells, in violation of this agreement, shall commence, prosecute or participate in any suit, action or proceeding against Citizens, Citizens may interpose as a defense or plea the making of this agreement and the Bank may intervene and interpose such defense or plea in the Bank's name or in the name of Citizens. If Wells shall attempt to enforce any security agreement, real estate mortgage, lien instrument or other encumbrance, the Bank or Citizens may by virtue of this agreement restrain the enforcement thereof in the Bank's name or in the name of Citizens. If Wells obtains any asset of Citizens as a result of any administrative, legal or equitable action, or otherwise, Wells agrees to forthwith pay, deliver and assign to the Bank any such asset for application upon the Bank Obligations.
(5) As additional security for the Bank Obligations and in furtherance hereof, Wells does hereby assign and transfer to the Bank the Wells Indebtedness as security for any and all amounts now or hereafter owing by Citizens to the Bank, and Wells irrevocably authorizes the Bank or any person the Bank may designate to collect and receive the proceeds of the Wells Indebtedness, to do any and all things with the same power and authority that Wells might or could have done if this agreement had not been executed, including the filing and proving of claims in the name of the Bank or Wells in receiverships and proceedings under any bankruptcy law from time to time in effect. Wells agrees that upon the Bank's demand it will execute all documents necessary or desirable to effectuate the foregoing assignment. The net amount received by the Bank from the Wells Indebtedness shall be applied to the payment of the Bank Obligations and the excess, if any, shall be returned to Wells.
(6) Citizens agrees with the Bank that it will not, without the Bank's prior written consent, pay to Wells any sum on account of the Wells Indebtedness or execute or deliver any negotiable instrument as evidence of the Wells Indebtedness or any part thereof. Any provision of this Agreement to the contrary notwithstanding, Citizens shall be permitted to make, and Wells to retain, payments of accrued interest on the Wells Indebtedness provided that (i) no defaults exist in connection with the Bank Obligations (as determined by the Bank, which determination shall be conclusive in the absence of manifest error) and (ii) no defaults exist under (a) this Agreement, (b) that certain Promissory Note of even date herewith, made by Wells to and in favor of the Bank, or (c) any of those certain Stock Pledge Agreements of even date herewith, by and between the Bank and each of the Wells and Margaret Ann C. Wells.
(7) Wells agrees that the Bank may grant extensions of the time of payment or performance, make compromises; including releases of collateral, and settlements with Citizens and all other persons, and take or omit to take or waive any action the Bank deems appropriate with respect to the Bank Obligations without the consent of Citizens or Wells and without affecting the agreements of Citizens or Wells hereunder.
(8) If at any time hereafter the Bank shall, in its own judgment, determine to discontinue the extension of credit to Citizens, the Bank may do so. This agreement shall continue in full force and effect until Citizens shall have satisfied all the Bank Obligations and the Bank shall have been paid in full on all indebtedness of any nature whatsoever that may be due to the Bank from Citizens at present or in the future. Notwithstanding the foregoing, this agreement shall nevertheless continue in force if the Bank Obligations shall be paid in full and subsequently additional Bank Obligations shall be incurred under the same agreement or arrangement, unless Wells, prior to Citizens' incurring of additional Bank Obligations, shall have notified the Bank in writing that his subordination is no longer effective.

(9) Citizens agrees that it will render to the Bank, upon demand from time to time, a statement of Citizens' account with Wells, and that the Bank will have the right through the Bank's designees to inspect the books of Citizens at reasonable times.
(10) This agreement shall be binding upon the heirs, administrators, personal representatives, successors and assigns of Wells and Citizens, and shall inure to the benefit of the Bank's successors and assigns.
(11) This Agreement and the obligations which it secures and all rights and liabilities of the parties shall be governed as to validity, interpretation, enforcement and effect by the laws of the Commonwealth of Kentucky.
(12) This Agreement may be executed in any number of counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same instrument.
                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Bank, Wells and Citizens have severally duly executed this Agreement this /19th/ day of December, 2002.

Accepted By:



"BANK"

NATIONAL CITY BANK OF KENTUCKY

By: /s/ Rob King

Title: Senior V.P.

                                                  "WELLS"
                                                  DARRELL R. WELLS
                                                  /s/ Darrell R. Wells
                                                  Darrell R. Wells



                                                  "CITIZENS"
                                                  Citizens Financial Corporation
                                                  By: /s/ Lane A. Hersman
                                                  Title: Ex. V.P. and C.O.O.